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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Palace REIT on Form S-11 of our reports related to Palace REIT dated February 28, 1998 and to Palace Properties dated February 28, 1998, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP


Las Vegas, Nevada
March 11, 1998